Exhibit 15.2

13 May 2022	Our Ref: NASD/SSNC/E2208-H20600
The Board of Directors ECMOHO Limited 3rd Floor, 1000 Tianyaoqiao Road Xuhui District Shanghai, 200030 The People’s Republic of China

Dear Sir or Madam

ECMOHO Limited

FORM 20-F

We consent to the reference to our firm under the heading “Item 10. Additional Information—E. Taxation” (the "Cayman Islands Taxation Section") in the Annual Report on Form 20-F of ECMOHO Limited for the year ended 31 December 2021 (the “Annual Report”), which will be filed with the U.S. Securities and Exchange Commission (the “Commission”) on 13 May 2022 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As the Annual Report shall be deemed to be incorporated by reference to Registration Statements on Form S-8 (No. 333-236027 and No. 333-257546) (the "Forms S-8"), we also consent to the Cayman Islands Taxation Section to be incorporated by reference to the Forms S-8.

We also consent to the filing with the Commission of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under the Exchange Act, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ WALKERS (HONG KONG)

WALKERS (HONG KONG)